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Exhibit 99.20

        INSTRUCTION TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
OF
FOSTER WHEELER LLC

6 3/4% Senior Notes due 2005
Issued by Foster Wheeler LLC
And Guaranteed by Foster Wheeler Ltd. and the Subsidiary Guarantors (the "Old Securities")

To be exchanged for Fixed Rate Senior Secured Notes due 2011, Series A,
Issued by Foster Wheeler LLC
And Guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the Subsidiary Guarantors
and up to 9,220,000 Common Shares (the "Common Shares") and 87,400 Series B Convertible Preferred Shares (Liquidation Preference $0.01 per Share) of Foster Wheeler Ltd. ("Preferred Shares", and together with the Common Shares, the "New Securities")

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the Prospectus dated July     , 2004 (the "Prospectus") of Foster Wheeler Ltd., a Bermuda company (the "Parent"), Foster Wheeler LLC, a Delaware limited liability company ("LLC"), and the subsidiary guarantors set forth in the Prospectus and the accompanying Letter of Transmittal and Consent (the "Letter of Transmittal and Consent"), that together constitute LLC's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal and Consent.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Securities held by you for the account of the undersigned.

        The aggregate face amount of the Old Securities held by you for the account of the undersigned is (fill in amount):

        $         in aggregate principal amount of the 6 3/4% Senior Notes due 2005 issued by Foster Wheeler LLC

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

        ☐ To TENDER the following Old Securities held by you for the account of the undersigned (insert principal amount of Old Securities to be tendered, if any):

        $         in aggregate principal amount of the 6 3/4% Senior Notes due 2005 issued by Foster Wheeler LLC

        ☐ NOT to TENDER any Old Securities held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal and Consent that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Parent, LLC or the subsidiary guarantors, (ii) any New Securities to be received by the holder are being acquired in the ordinary course of its business and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such New Securities. If the undersigned is a broker-dealer that will receive New Securities for its own account in exchange for Old Securities, it represents that such Old Securities were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

SIGN HERE

Name of beneficial owner(s):
Signature(s):
Name(s) (please print):
Address:
Telephone Number:
Taxpayer Identification or Social Security Number:

Date:

2

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SIGN HERE